            ASSIGNMENT OF AND AMENDMENT #1 TO PARTICIPATION AGREEMENT

                                      AMONG

                          AIM VARIABLE INSURANCE FUNDS

                            A I M DISTRIBUTORS, INC.

                     SECURITY EQUITY LIFE INSURANCE COMPANY

                                       and

                             COVA LIFE SALES COMPANY

     WHEREAS, SECURITY EQUITY LIFE INSURANCE COMPANY (the "Company"), AIM VARIABLE INSURANCE FUNDS (the "Fund"), A I M DISTRIBUTORS, INC., ("AIM") and COVA LIFE SALES COMPANY ("COVA") have previously entered into a Participation Agreement effective October 12, 1999 (the "Agreement"), and

     WHEREAS COVA was merged into MetLife Investors Distribution Company on May 1, 2001 and its rights and obligations under the Agreement were assumed by MetLife Investors Distribution Company ("MetLife Investors").

     WHEREAS, the Company has agreed to merge with and into Metropolitan Life Insurance Company, a New York corporation with its principal place of business at One Madison Avenue, New York, New York 10010 ("MetLife Investors"); and

     WHEREAS, by operation of law as a result of the merger, MetLife will assume ownership of the assets in the Company's segregated asset accounts, identified in Schedule A to the Agreement (the "Accounts"), and will assume all of the Company's liabilities and obligations under the variable life insurance policies and variable annuity contracts issued by the Company and the Accounts; and

     WHEREAS, the Company desires to assign, and MetLife desires to assume, all of the Company's interests, rights and obligations under the Agreement; and

     WHEREAS, Section 8 of the Agreement provides generally that the Agreement may not be assigned without the prior written consent of the parties; and

     WHEREAS, the parties wish to amend and restate Schedule A of the Agreement;

     NOW, THEREFORE, the parties hereto agree to the following:

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                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

     -    AIM VARIABLE INSURANCE FUNDS
          Series I shares

          AIM V.I. Capital Appreciation Fund
          AIM V.I. Diversified Income Fund
          AIM V.I. Core Equity Fund
          AIM V.I. Government Securities Fund
          AIM V.I. International Growth Fund
          AIM V.I. Money Market Fund
          AIM V.I. New Technology Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

     -    Security Equity Separate Account 26

     -    Security Equity Separate Account 27

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     -    GT Global Allocator, Form No. 6090006

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1. The Company, the Fund, AIM and MetLife Investors consent to the assignment to
MetLife of all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

2. MetLife agrees to assume all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

3. The Agreement is amended so that each reference to "Security Equity Life Insurance Company" or "the Company" is now a reference to MetLife.

4. Schedule A is amended in its entirety, as attached hereto and incorporated herein.

5. Except as specifically set for the herein, all other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF we have set our hands as of the 31st day of October, 2003.

SECURITY EQUITY LIFE INSURANCE          METROPOLITAN LIFE INSURANCE COMPANY
COMPANY


By: /s/ Anthony J. Williamson           By: /s/ Anthony J. Williamson
    ---------------------------------       ------------------------------------
Name: Anthony J. Williamson             Name: Anthony J. Williamson
Title: Vice President & Treasurer       Title: SVP and Treasurer


AIM VARIABLE INSURANCE FUNDS            A I M DISTRIBUTORS, INC.


By: /s/ Robert H. Graham                By: /s/ Michael J. Cemo
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


METLIFE INVESTORS DISTRIBUTION
COMPANY


By: /s/ Richard Pearson
    ---------------------------------
Name: Richard Pearson
Title: President